EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804
MICROCHIP TECHNOLOGY ANNOUNCES OUTSTANDING FINANCIAL RESULTS FOR THIRD QUARTER FISCAL YEAR 2017

•	GAAP net sales of $834.4 million. Microchip was unable to provide GAAP net sales guidance due to its acquisition of Atmel.

•	Record Non-GAAP net sales of $881.2 million, above the high end of our non-GAAP net sales guidance provided on November 29, 2016 of $838.9 million to $865.1 million.

•
On a GAAP basis: gross margins of 55.8%; operating income of $118.1 million; net income from continuing operations of $107.3 million; and EPS from continuing operations of 46 cents per diluted share. There was no First Call published estimate and no guidance provided by Microchip for GAAP EPS.

•
On a non-GAAP basis: gross margins of 57.8%; record operating income of $289.1 million; record net income from continuing operations of $246.5 million and record EPS from continuing operations of $1.05 per diluted share. Our updated guidance provided on November 29, 2016 was EPS of 87 cents to 94 cents.

•	Record cash flow from operations of $290.8 million.

•	Record quarterly dividend declared of 36.10 cents per share.
CHANDLER, Arizona - February 7, 2017 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended December 31, 2016 as summarized in the following table:

(in millions, except per share amounts and percentages)	Three Months Ended December 31, 2016
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$834.4		$881.2
Gross Margin	$465.3	55.8%	$509.7	57.8%
Operating Income	$118.1	14.2%	$289.1	32.8%
Other Expense	$(34.6)		$(20.2)
Income Tax (Benefit) Provision	$(23.8)		$22.4
Net Income from Continuing Operations	$107.3	12.9%	$246.5	28.0%
Earnings per Diluted Share from Continuing Operations	46 cents		$1.05
Net Loss from Discontinued Operations	$(0.2)	—%
Loss per Diluted Share from Discontinued Operations	0 cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Third Quarter Fiscal 2017
Financial Results

GAAP net sales for the third quarter of fiscal 2017 were $834.4 million, up 54.4% from GAAP net sales of $540.3 million in the prior year's third fiscal quarter. GAAP net income from continuing operations for the third quarter of fiscal 2017 was $107.3 million, or 46 cents per diluted share, up from GAAP net income of $61.2 million, or 28 cents per diluted share, in the prior year's third fiscal quarter.

Non-GAAP net sales for the third quarter of fiscal 2017 were $881.2 million, up 59.6% from non-GAAP net sales of $552.0 million in the prior year's third fiscal quarter. Non-GAAP net income from continuing operations for the third quarter of fiscal 2017 was $246.5 million, or $1.05 per diluted share, up 78.1% from non-GAAP net income of $138.4 million, or 64 cents per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2017 and fiscal 2016, our non-GAAP results exclude the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors, non-cash interest expense on our convertible debentures, gains on equity securities, impairments on available-for-sale investments, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 36.10 cents per share. The quarterly dividend is payable on March 7, 2017 to stockholders of record on February 21, 2017.

"Our December quarter financial results were extremely strong," said Steve Sanghi, Chief Executive Officer. "Our non-GAAP net sales, gross margin percentage, operating profit percentage and diluted earnings per share all exceeded the high end of our updated guidance provided on November 29, 2016. We were not able to provide GAAP guidance for the December quarter due to our acquisition of Atmel."

Mr. Sanghi added, “As a result of the "go live" of our business system integration for Atmel on January 1, 2017, several of our customers requested early shipment of their product that was originally requested to be delivered in the early part of January. We believe the impact from these customer requests added approximately one percent to our December quarter revenue. Ordinarily we attempt to schedule these business system integrations in the middle of a quarter to minimize the impact on our quarterly revenue results. As a result, investors should view the true end market demand for our products in the fiscal third quarter to be about one percent lower than our reported GAAP and non-GAAP net sales and our fiscal fourth quarter 2017 true end market demand to be about two percent higher than the midpoint of our GAAP and non-GAAP net sales guidance.”

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Microchip Technology Reports
Third Quarter Fiscal 2017
Financial Results

Mr. Sanghi further added, "Non-GAAP earnings per share was an all-time record and was 14.5 cents per share better than the mid-point of our guidance given on November 29, and up 64.9% from the December quarter of a year ago due to improving sales, gross margin percentage, operating expense leverage and the successful execution of our core business as well as accretion from our acquisitions. GAAP earnings per share was up 62.4% from the December quarter of a year ago."

"Microcontroller revenue was outstanding in the December quarter and represented 63.1% of Microchip’s overall revenue," said Ganesh Moorthy, President and Chief Operating Officer. "We remain pleased with the performance and competitiveness of our 8-bit, 16-bit and 32-bit microcontroller portfolio. We continue to gain market share, and we believe we have the new product momentum and customer engagement to continue to gain even more share, as we further build the best performing microcontroller franchise in the industry."

Mr. Moorthy added, "Our analog business performance was also outstanding and represented 25.9% of Microchip’s overall revenue in the December quarter. We continue to develop and introduce a wide range of innovative and proprietary new linear, mixed-signal, power, interface, timing and security products to fuel the future growth of our analog business."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "The cash flow from operations in the December quarter was a record $290.8 million. As of December 31, 2016, the consolidated cash and total investment position on our balance sheet was $699.7 million."

Mr. Sanghi added, "I want to thank all of the employees of Microchip, including acquired employees from Micrel, Atmel and other acquisitions worldwide for delivering such a strong quarter."

Mr. Sanghi concluded, "We expect total net sales to be between $872 million and $908 million in the March 2017 quarter. Having achieved non-GAAP operating profit of 32.8% in the December quarter which is very close to our long term target of 33% non-GAAP operating profit, we are revising our long-term operating model. Our long-term non-GAAP operating model used to be 59% gross margin, 26% operating expenses and 33% operating profit. Today we are revising it upwards to 60% non-GAAP gross margin, 24% non-GAAP operating expenses and 36% non-GAAP operating profit. Microchip does not utilize a GAAP long-term operating model.”

Microchip's Highlights for the Quarter Ended December 31, 2016:

•
Microchip released a new generation of 8-bit tinyAVR® microcontrollers with Core Independent Peripherals. The family consists of four new devices that range from 14 to 24 pins and 4 KB to 8 KB of Flash. This represents the first integration of Microchip’s Core Independent Peripheral Technology onto the Atmel’s AVR microcontrollers.

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Microchip Technology Reports
Third Quarter Fiscal 2017
Financial Results

•	A peripheral touch controller with superior water tolerance is now available on several of Microchip’s microcontrollers including the latest line of 8-bit tinyAVRs.

•	The industry’s first seven-port USB 3.1 Gen1 SmartHub IC for USB Type-C™ was announced from Microchip. The USB58xx and USB59xx offer customers simpler designs and cost savings over previous solutions.

•
Microchip announced the industry’s lowest-power vehicle access solution for smart keys and wearables. Microchip’s ATA5700 and ATA5702 have ultra-low-power consumption, outstanding key localization accuracy and unique built-in counter relay attack protection measures.

•
Core Independent Peripherals are available for the first time on the PIC18 family of MCUs. The PIC18F “K40” features intelligent ADC with filtering and signal analysis capabilities that are ideal for touch and signal conditioning.

•	Microchip launched its first Sigfox FCC-certified long-range RF transceiver and connectivity development kits for IoT applications.

•
A new memory offering is now available from Microchip. The new I2C EERAM memory is an easy-to-implement, nonvolatile SRAM memory that is ideal for applications that need to constantly or instantaneously record, update or monitor data.

•	Microchip continued to prove that MOST® technology is still a leading standard for automotive infotainment, announcing new design wins for the technology with Audi and Daimler.

•
The industry’s first automotive-grade LIN system-in-package solution, including a microcontroller and touch hardware, support was announced from Microchip. The SAMHA1GxxA microcontroller family is ideal for touch button, touchpad, slider, wheel or proximity-sensing applications, including optical and haptic feedback.

•	Microchip announced the new low-power PIC24 “GA7” microcontroller family. The family is the lowest-cost 256 KB Flash memory, 16-bit microcontroller available today.

•	Silicon Storage Technology (SST), Microchip’s licensing subsidiary, announced that it has enabled the shipment of more than 75 billion semiconductor devices with embedded SuperFlash® technology.

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Microchip Technology Reports
Third Quarter Fiscal 2017
Financial Results

•
Microchip released two new low-cost, feature-rich PIC32 Curiosity Development Boards. The PIC32MX and the PIC32MZ Curiosity Boards include an integrated programmer/debugger and are fully incorporated into Microchip’s MPLAB® X Integrated Development Environment.

•	Microchip’s 32-bit PIC32MZ EF portfolio includes the first Microchip PIC32 MCUs to meet the Automotive Electronics Council’s AEC-Q100 Grade 1 Specification.

•	Microchip’s CEO Steve Sanghi was named Executive of the Year at the 2016 ACE Awards.

•
Microchip’s AWS-ECC508 won several awards, including Product of the Year award from Electronic Products, being selected as an honoree in the 2017 CES Innovation Awards and was named a finalist in the Design News Golden Mousetrap Awards.

•
Microchip as a company was honored by several awards programs, including being named a finalist in the GSA Most Respected Public Semiconductor Company Awards, selected by the Austin American-Statesman as one of Austin’s Top Places to Work and being named by The Deal as one of The Most Admired Corporate Dealmakers.

Fourth Quarter Fiscal Year 2017 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. The table below provides our guidance on both a GAAP and non-GAAP basis for the March 31, 2017 quarter:

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$872 to $908 million		$872 to $908 million
Gross Margin[2]	57.6% to 58.0%	$3.8 to $3.9 million	58.0% to 58.4%
Operating Expenses	36.4% to 37.6%	$110.0 to $113.0 million	24.0% to 25.0%
Operating Income	20.0% to 21.6%	$113.8 to $116.9 million	33.0% to 34.4%
Other Expense	$35.9 million	$13.1 million	$22.8 million
Income Tax Expense (Benefit)	(21.8%) to (23.3%)	$56.0 to $58.0 million	8.0% to 9.0%
Net Income	$170.1 to $194.4 million	$70.9 to $72.0 million	$241.0 to $266.4 million
Diluted Common Shares Outstanding[3]	Approximately 238.4 to 239.4 million shares		Approximately 238.4 to 239.4 million shares
Earnings per Diluted Share[3]	71 to 81 cents	About 30 cents	$1.01 to $1.11
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

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Microchip Technology Reports
Third Quarter Fiscal 2017
Financial Results

•
Microchip's inventory days at March 31, 2017 are expected to be 98 to 106 days. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending March 31, 2017 are expected to be approximately $38 million. Capital expenditures for all of fiscal year 2017 are expected to be approximately $90 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors, resulting from changes to business practices with those distributors, non-cash interest expense on our convertible debentures, gains on equity securities, impairments on available-for-sale investments, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events. Our non-GAAP results for the nine months ended December 31, 2016 reflect an adjustment for a manufacturing excursion issue with one of our suppliers. Our non-GAAP net sales outlook for the March 2017 quarter reflects accounting for revenue for Atmel distributors on a sell-through basis. Net sales from Atmel's sell-through distributors that the distributors owned as of the acquisition date is not recognized for GAAP purposes. We believe that our disclosure of non-GAAP net sales provides investors with useful information regarding the actual end market demand for our products.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax rate, non-GAAP net income from continuing operations, and non-

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Microchip Technology Reports
Third Quarter Fiscal 2017
Financial Results

GAAP diluted earnings per share from continuing operations which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2017 quarter between $69 and $71 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share amounts) (unaudited)

	Three Months ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net sales	$834,366	$540,344	$2,505,141	$1,615,687
Cost of sales	369,107	247,626	1,280,771	713,002
Gross profit	465,259	292,718	1,224,370	902,685

Research and development	132,433	97,022	418,111	276,958
Selling, general and administrative	111,017	76,270	388,651	223,377
Amortization of acquired intangible assets	82,791	48,312	243,356	126,764
Special charges (income) and other, net	20,944	(5,018)	52,522	3,187
Operating expenses	347,185	216,586	1,102,640	630,286

Operating income	118,074	76,132	121,730	272,399
Losses on equity method investments	(55)	(56)	(167)	(289)
Other expense, net	(34,521)	(25,918)	(103,578)	(48,430)

Income before income taxes	83,498	50,158	17,985	223,680
Income tax benefit	(23,837)	(11,053)	(15,699)	(32,890)
Net income from continuing operations	107,335	61,211	33,684	256,570
Discontinued operations:
Loss from discontinued operations	(191)	—	(7,514)	—
Income tax benefit	(31)	—	(1,561)	—
Net loss from discontinued operations	(160)	—	(5,953)	—

Net income	107,175	61,211	27,731	256,570
Less: Net loss attributable to noncontrolling interests	—	—	—	207
Net income attributable to Microchip Technology	$107,175	$61,211	$27,731	$256,777

Basic net income per common share attributable to Microchip Technology stockholders
Net income from continuing operations	$0.50	$0.30	$0.16	$1.26
Net loss from discontinued operations	—	—	(0.03)	—
Net income attributable to Microchip Technology	$0.50	$0.30	$0.13	$1.26
Diluted net income per common share attributable to Microchip Technology stockholders
Net income from continuing operations	$0.46	$0.28	$0.14	$1.18
Net loss from discontinued operations	—	—	(0.02)	—
Net income attributable to Microchip Technology	$0.46	$0.28	$0.12	$1.18

Basic common shares outstanding	216,210	203,294	215,360	203,267
Diluted common shares outstanding	235,424	217,975	233,351	217,280

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	December 31,	March 31,
	2016	2016
	(Unaudited)
Cash and short-term investments	$669,643	$2,446,035
Accounts receivable, net	475,093	290,183
Inventories	419,618	306,815
Assets held for sale	5,757	—
Other current assets	106,639	53,680
Total current assets	1,676,750	3,096,713

Property, plant and equipment, net	698,704	609,396
Long-term investments	30,007	118,549
Other assets	4,739,120	1,713,225
Total assets	$7,144,581	$5,537,883

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$357,294	$198,577
Deferred income on shipments to distributors	294,259	183,432
Total current liabilities	651,553	382,009

Long-term line of credit	1,675,423	1,043,156
Senior convertible debentures	1,250,178	1,216,313
Junior convertible debentures	198,393	193,936
Long-term income tax payable	266,763	111,061
Long-term deferred tax liability	386,824	399,218
Other long-term liabilities	148,549	41,271

Stockholders' equity	2,566,898	2,150,919
Total liabilities and stockholders' equity	$7,144,581	$5,537,883

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales, as reported	$834,366	$540,344	$2,505,141	$1,615,687
Distributor revenue recognition adjustment	46,821	11,669	93,879	29,710
Non-GAAP net sales	$881,187	$552,013	$2,599,020	$1,645,397

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit, as reported	$465,259	$292,718	$1,224,370	$902,685
Distributor revenue recognition adjustment, net of product cost	25,985	6,936	50,323	18,399
Share-based compensation expense	3,468	2,270	15,465	6,325
Manufacturing excursion	—	—	800	—
Acquisition-related restructuring and acquired inventory valuation costs	15,008	17,817	189,774	27,449
Non-GAAP gross profit	$509,720	$319,741	$1,480,732	$954,858
Non-GAAP gross profit percentage	57.8%	57.9%	57.0%	58.0%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Research and development expenses, as reported	$132,433	$97,022	$418,111	$276,958
Share-based compensation expense	(9,881)	(7,855)	(37,569)	(23,623)
Acquisition-related and other costs	(723)	—	25	—
Non-GAAP research and development expenses	$121,829	$89,167	$380,567	$253,335
Non-GAAP research and development expenses as a percentage of net sales	13.8%	16.2%	14.6%	15.4%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Selling, general and administrative expenses, as reported	$111,017	$76,270	$388,651	$223,377
Share-based compensation expense	(8,771)	(6,840)	(53,055)	(24,155)
Acquisition-related and other costs	(3,444)	(1,461)	(21,992)	(4,698)
Non-GAAP selling, general and administrative expenses	$98,802	$67,969	$313,604	$194,524
Non-GAAP selling, general and administrative expenses as a percentage of net sales	11.2%	12.3%	12.1%	11.8%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating expenses, as reported	$347,185	$216,586	$1,102,640	$630,286
Share-based compensation expense	(18,652)	(14,695)	(90,624)	(47,778)
Acquisition-related and other costs	(4,167)	(1,461)	(21,967)	(4,698)
Amortization of acquired intangible assets	(82,791)	(48,312)	(243,356)	(126,764)
Special charges (income) and other, net	(20,944)	5,018	(52,522)	(3,187)
Non-GAAP operating expenses	$220,631	$157,136	$694,171	$447,859
Non-GAAP operating expenses as a percentage of net sales	25.0%	28.5%	26.7%	27.2%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating income, as reported	$118,074	$76,132	$121,730	$272,399
Distributor revenue recognition adjustment	25,985	6,936	50,323	18,399
Share-based compensation expense	22,120	16,965	106,089	54,103
Manufacturing excursion	—	—	800	—
Acquisition-related restructuring, acquired inventory valuation and other costs	19,175	19,278	211,741	32,147
Amortization of acquired intangible assets	82,791	48,312	243,356	126,764
Special charges (income) and other, net	20,944	(5,018)	52,522	3,187
Non-GAAP operating income	$289,089	$162,605	$786,561	$506,999
Non-GAAP operating income as a percentage of net sales	32.8%	29.5%	30.3%	30.8%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Other expense, net, as reported	$(34,521)	$(25,918)	$(103,578)	$(48,430)
Gain on equity securities and equity method investment	—	(83)	(468)	(16,147)
Non-cash other expense, net	12,955	12,813	38,244	37,085
Impairment on available-for-sale investment	1,433	3,995	1,433	3,995
Other expenses on acquisition restructuring	—	501	—	501
Non-GAAP other expense, net	$(20,133)	$(8,692)	$(64,369)	$(22,996)
Non-GAAP other expense, net, as a percentage of net sales	(2.3)%	(1.6)%	(2.5)%	(1.4)%

RECONCILIATION OF GAAP INCOME TAX BENEFIT TO NON-GAAP INCOME TAX PROVISION

	Three Months ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Income tax benefit, as reported	$(23,837)	$(11,053)	$(15,699)	$(32,890)
Income tax rate, as reported	(28.5)%	(22.0)%	(87.3)%	(14.7)%
Distributor revenue recognition adjustment	(20)	2,556	4,164	6,810
Share-based compensation expense	7,376	5,460	36,622	17,566
Manufacturing excursion	—	—	295	—
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	8,688	12,797	28,630	32,781
Special charges (income) and other, net	8,557	(201)	18,069	1,414
Gain on equity securities and equity method investment	—	(31)	(172)	(31)
Impairment on available-for-sale investment	526	1,472	526	1,472
Non-cash other expense, net	4,698	4,722	14,017	13,734
Non-recurring tax events	7,524	(301)	10,335	12,406
Tax adjustment in accordance with ASC 740-270	8,841	—	(34,901)	—
Non-GAAP income tax provision	$22,353	$15,421	$61,886	$53,262
Non-GAAP income tax rate	8.3%	10.0%	8.6%	11.0%

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RECONCILIATION OF GAAP NET INCOME FROM CONTINUING OPERATIONS AND GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS TO NON-GAAP NET INCOME FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income from continuing operations, as reported	$107,335	$61,211	$33,684	$256,777
Distributor revenue recognition adjustment, net of tax effect	26,005	4,380	46,159	11,589
Share-based compensation expense, net of tax effect	14,744	11,505	69,467	36,537
Manufacturing excursion, net of tax effect	—	—	505	—
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	93,278	55,294	426,467	126,631
Special charges (income) and other, net of tax effect	12,387	(4,817)	34,453	1,773
Noncontrolling interests	—	—	—	(375)
Gain on equity securities and equity method investment, net of tax effect	—	(52)	(296)	(16,116)
Impairment on available-for-sale investment, net of tax effect	907	2,523	907	2,523
Non-cash other expense, net of tax effect	8,257	8,091	24,227	23,351
Non-recurring tax events	(7,524)	301	(10,335)	(12,406)
Tax adjustment in accordance with ASC 740-270	(8,841)	—	34,901	—
Non-GAAP net income from continuing operations	$246,548	$138,436	$660,139	$430,284
Non-GAAP net income from continuing operations as a percentage of net sales	28.0%	25.1%	25.4%	26.2%
Diluted net income per common share from continuing operations attributable to Microchip Technology stockholders, as reported	$0.46	$0.28	$0.14	$1.18
Non-GAAP diluted net income per common share from continuing operations attributable to Microchip Technology stockholders	$1.05	$0.64	$2.83	$1.98
Diluted common shares outstanding, as reported	235,424	217,975	233,351	217,280
Diluted common shares outstanding Non-GAAP	235,424	217,975	233,351	217,109

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Microchip Technology Reports
Third Quarter Fiscal 2017
Financial Results

Microchip will host a conference call today, February 7, 2017 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 21, 2017.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on February 7, 2017 and will remain available until 8:00 p.m. (Eastern Time) on February 21, 2017. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 3591995.

Cautionary Statement:

The statements in this release relating to improving sales, gross margin percentage, operating expense leverage and accretion from our acquisitions, our belief that the impact from customer requests added approximately one percent to our December quarter revenue, that investors should view the true end market demand for our products in the fiscal third quarter to be about one percent lower than our reported GAAP and non-GAAP net sales and our fiscal fourth quarter 2017 true end market demand to be about two percent higher than the midpoint of our GAAP and non-GAAP net sales guidance, continuing to gain market share, having the new product momentum and customer engagement to continue to gain even more microcontroller market share, building the best performing microcontroller franchise in the industry, continuing to develop and introduce a wide range of innovative and proprietary new products to fuel the future growth of our analog business, expecting net sales in the March quarter to be between $872 million and $908 million, our long-term non-GAAP operating model being 60% gross margin, 24% operating expenses and 36% operating profit, that our MOST technology is still a leading standard for automotive infotainment, our fourth quarter fiscal 2017 GAAP and non-GAAP guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax (benefit)/expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the March 2017 quarter and for all of fiscal 2017, continuing to invest to support the growth of our production capabilities for fast growing new products and technologies, that non-GAAP results provide investors with useful information regarding the actual end market demand for our products, and assumed average stock price in the March 2017 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels;

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Microchip Technology Reports
Third Quarter Fiscal 2017
Financial Results

competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our Atmel acquisition; our ability to continue to realize the expected benefits of our other acquisitions; the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation or other matters involving intellectual property, customers, or other issues; our actual average stock price in the March 2017 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 7, 2017 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MOST, MPLAB, SuperFlash, tinyAVR and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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